SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

THE LEXINGTON MASTER LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___           Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2007, The Lexington Master Limited Partnership (the “Partnership”), an operating partnership subsidiary of Lexington Realty Trust (the “Trust”), WRT Realty L.P. (“WRT”) and WRP Management LLC entered into the Amended and Restated Limited Liability Company Agreement of Concord Debt Holdings LLC (the “Amended and Restated Agreement”).  The Amended and Restated Agreement amends and restates the Limited Liability Company Agreement of 111 Debt Holdings LLC, dated March 31, 2006.

The Amended and Restated Agreement reflects a name change and increases the maximum capital contribution from both the Partnership and WRT from $125 million to $137.5 million.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 21, 2007, the non-conflicted members of the Board of Trustees of the Trust (including the Chairman of the Nominating and Corporate Governance Committee of the Trust) approved the following related party transactions: (1) the Amended and Restated Agreement and (2) the engagement of WRP Management LLC to act as property manager for 41 of the Trust’s properties.  Michael L. Ashner, the Executive Chairman and Director of Strategic Transactions of the Trust, is the Chairman and Chief Executive Officer of Winthrop Realty Trust, the parent of WRT, and also partially owns and controls WRP Management LLC.

Item 9.01.    Financial Statements and Exhibits.

              (d)         Exhibits

10.1	Amended and Restated Limited Liability Company Agreement of Concord Debt Holdings LLC, dated as of September 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: September 24, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

The Lexington Master Limited Partnership

	By:	Lex GP-1 Trust, its general partner

Date: September 24, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
President

Exhibit Index

10.1	Amended and Restated Limited Liability Company Agreement of Concord Debt Holdings LLC, dated as of September 21, 2007